mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Investor Presentation First Quarter – 2025 Main St et Capital Corporation NYSE: IN mainstc ital.com Filed pursuant to Rule 433 Issuer Free Writing Prospectus dated May 9, 2025 Related to the Registration Statement No. 333-285405

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of May 9, 2025, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the U.S. Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation Corporate Overview and Investment Strategy 1st Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms (1) Capital under management includes undrawn portion of debt capital and uncalled equity capital commitments as of March 31, 2025 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $8.2 billion in capital under management(1) – Over $6.4 billion internally at MAIN(1) – Over $1.8 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Provides single source solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned or being acquired by a private equity fund (Private Loans) • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • First lien, senior secured debt investments • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share Consistent cash dividend yield – dividends paid monthly • MAIN has never decreased its monthly dividend rate • 132% increase in monthly dividends from $0.33 per share paid in Q4 2007(1) to declared dividends of $0.765 per share for Q3 2025 • Supplemental dividends, paid or declared, in addition to monthly dividends, of $1.20 per share during the last twelve months(2) Owns two Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage) • Provides access to 10-year, low cost, fixed rate U.S. government- backed leverage Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through issuer investment grade ratings of BBB-/Stable from Fitch Ratings and BBB-/Stable from Standard & Poor’s Global Ratings • Total SBIC debentures regulatory financing capacity of $350.0 million, the maximum amount permitted under current U.S. Small Business Administration (SBA) regulations MAIN is a Principal Investor in Private Debt and Equity MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends, meaningful quarterly supplemental dividends and long-term capital appreciation to our shareholders (1) MAIN’s Initial Public Offering, or IPO, occurred in October 2007 (2) Includes dividends paid or declared as of May 9, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth • NAV growth of $19.18 per share (or 149%) since 2007 • Cumulative net realized gains from LMM portfolio investments of $120.3 million since MAIN’s initial public offering(1) • Approximately $6.93 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio as of March 31, 2025 • Realized gains provide opportunities for additional returns in excess of net investment income Internally managed operating structure provides significant operating leverage • Favorable ratio of total expenses, excluding interest expense, to average total assets of approximately 1.3%(2) • Greater portion of gross portfolio returns are delivered to our shareholders • Attractive and growing Asset Management Business benefits MAIN’s shareholders • Significant positive impact to Net Investment Income (NII) • Alignment of interests between MAIN management and our shareholders Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders (1) MAIN’s Initial Public Offering, or IPO, occurred in October 2007 (2) Based upon the trailing twelve-month period ended March 31, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow Distributable Net Investment Income (DNII)(1), and dividends paid, as investment portfolio and total investment income grow • 132% increase in monthly dividends from $0.33 per share paid in Q4 2007(2) to declared dividends of $0.765 per share for Q3 2025 • Never decreased regular monthly dividends (including through 2008/2009 recession and 2020/2021 COVID-19 pandemic) • Paid or declared $45.79(3) per share in total dividends since IPO(2) at $15.00 per share ($38.55(3) per share in regular dividends and $7.24(3) per share in supplemental dividends) • Multi-faceted investment strategy supports growth of dividends over various cycles and markets 2. Meaningfully Grow Net Asset Value (NAV) Per Share • $12.85 as of December 31, 2007(2) to $32.03 as of March 31, 2025 – 149% growth; CAGR of 5.4% • Represents incremental economic return to investors beyond dividends • MAIN’s debt-focused peers (which comprises most BDCs) have not been able to generate NAV per share growth through the cycles • Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and periodic harvesting of realized gains from equity investments • Ability to grow NAV per share provides opportunity for MAIN share price appreciation and additional shareholder returns 3. Supplement Growth in DNII(1) with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) • Realized gains validate the quality of MAIN’s unrealized appreciation on its LMM equity investments • Realized gains can be retained for future reinvestment due to MAIN’s unique tax structure or paid to shareholders as dividends (1) See reconciliation of DNII per share to Net Investment Income per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) MAIN's Initial Public Offering, or IPO, occurred in October 2007 (3) Includes dividends paid or declared as of May 9, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 Historical Monthly Dividends, NAV and DNII(1) Per Share MAIN’s unique focus on LMM equity investments provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders • In addition to the monthly dividends above, 7.24 per share of supplemental dividends have been paid or declared since 2007 IPO(2) • Annual return on equity averaging 14.3% from 2010 through the first quarter of 2025 (1) See reconciliation of DNII per share to Net Investment Income per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) Includes dividends paid or declared as of May 9, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 LMM Investment Strategy Investment Objectives • High cash yield from secured debt investments (12.4%(1) weighted-average cash coupon as of March 31, 2025); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one-stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN’s perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN’s permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies (1) Weighted-average cash coupon is calculated using the applicable cash interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; excludes amortization of deferred debt origination fees and accretion of original issue discount, any fees payable upon repayment of the debt investment and any debt investments on non-accrual status

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 10 LMM Investment Opportunity Large and critical portion of U.S. economy • 245,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2022 – U.S. Data Table by Enterprise Receipt Size; 2022 County Business Patterns and Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 11 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN’s monthly dividend Investment Characteristics • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Proprietary investments primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.6 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 11.4%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity fund (1) This calculation excludes seven Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 40

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 12 Asset Management Business MAIN(1) is the investment adviser to several third party clients in its AMB MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC solely focused on MAIN’s Private Loan investment strategy(2) • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.5% of total assets(2) – Incentive fees – 17.5% of net investment income above a hurdle rate with a 50% / 50% “catch-up” provision and 17.5% of net realized capital gains(2) MAIN(1) is the investment adviser and administrator to two private funds, each of which is solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $7.8 million contribution to net investment income in the first quarter of 2025(3) – $34.3 million contribution to net investment income in the year ended December 31, 2024(3) – $208.7 million of cumulative unrealized appreciation as of March 31, 2025 MAIN’s Asset Management Business (AMB) represents additional income diversification and the opportunity for greater shareholder returns MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of this AMB Growth of AMB is primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (2) In January 2025, MSIF completed a listing and follow-on equity offering of its shares of common stock; effective upon such listing, MSIF (a) changed its investment strategy with respect to investments in new portfolio companies to be solely focused on co-investing with MAIN in its Private Loan investment strategy and (b) entered into an amended and restated investment advisory agreement with the External Investment Manager to, among other things, (i) reduce the annual base management fee from 1.75% to 1.50% of its average total assets, (ii) reduce the subordinated incentive fee on income on pre-incentive fee net investment income above a specified hurdle rate from 20.0% to 17.5% and (iii) reduce the incentive fee on cumulative net realized capital gains from 20.0% to 17.5% with such cumulative net realized capital gains measured from MSIF’s listing date (3) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 13 MAIN Regulatory Framework Operates as a Business Development Company • Regulated by the SEC - 1940 Act • Publicly-traded, private investment company Regulated Investment Company (RIC) tax structure • Eliminates corporate level income tax • Efficient tax structure providing high yield to investors • Passes through qualified dividends and capital gains to investors Small Business Investment Company (SBIC) subsidiaries • Regulated by the SBA • Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government • Total SBIC debenture regulatory financing capacity of $350.0 million • Total outstanding leverage of $350.0 million through two wholly- owned SBIC funds • MAIN is a previous SBIC of the Year Award recipient Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 14 MAIN Corporate Structure – Internally Managed “Internally managed” structure means no external management fees or expenses are paid, providing operating leverage to MAIN’s business; MAIN targets total operating and administrative expenses at or less than 2% of assets Main Street Capital Corporation (BDC/RIC) Assets: ~$4.7 billion Credit Facilities: $514 million (~$1.7 billion capacity)(1)(2) Notes: $1.4 billion(3) Main Street Mezzanine Fund, LP (2002 vintage SBIC) Assets: ~$276 million SBIC Debt: $175 million outstanding (1) The defined term and additional details for the Credit Facilities are included on page 40 (2) As of March 31, 2025, MAIN’s Credit Facilities had $1.7 billion in total commitments with accordion features which could increase total commitments up to $2.5 billion; in April 2025, the Corporate Facility was amended to, among other things, (i) increase the total commitments from $1.11 billion to $1.145 billion and (ii) expand the accordion feature to provide for total commitments up to a total of $1.718 billion (from $1.665 billion); see page 40 for additional details on the recent amendments to MAIN’s Credit Facilities (3) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes Main Street Capital III, LP (2016 vintage SBIC) Assets: ~$294 million SBIC Debt: $175 million outstanding

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 15 David Magdol(1)(2) President and CIO(3) Jesse Morris(1) EVP, COO(4) and Senior Managing Director MAIN Executive Management Team (1) Member of MAIN Executive Committee (2) Member of MAIN Investment Committee; Vince Foster, MAIN’s Chairman of the Board, is a non-employee member of MAIN’s Investment Committee (3) Chief Investment Officer (4) Chief Operating Officer (5) General Counsel • Co-founded MAIN in 2002; affiliated with Main Street group since 1999 • Director of Acquisitions & Integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak(1)(2) CEO Jason Beauvais, JD(1) EVP, GC(5) and Secretary • Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) • Associate in the corporate and securities section at Baker Botts LLP • Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with a Big 5 Accounting Firm • Co-founded MAIN in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office) Ryan Nelson CFO • Joined MAIN in 2022 • Vice President and Chief Accounting Officer with Conn’s, Inc. • Director of Operations Accounting with EnLink Midstream Partners • Senior Associate with a Big 4 Accounting Firm

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 16 (1) Initial Public Offering, or IPO, in October 2007 (2) As of and based upon the closing market price on May 7, 2025 of $53.39 per share and the annualized most recently declared monthly dividends (3) As of and based upon the closing market price on May 7, 2025 of $53.39 per share and the annualized most recently declared monthly dividends and supplemental dividend (4) Based upon dividends which have been paid or declared as of May 9, 2025 Monthly Dividends Per Share – Sustainable Growth Trailing Twelve Months Monthly Dividends Per Share Recurring monthly dividend has never been decreased and has grown meaningfully (132%) since IPO(1) Based upon the most recently declared monthly dividends, the annual effective yield on MAIN’s stock is 5.7%(2) MAIN has also paid or declared supplemental dividends of $7.24(4) per share since IPO(1) Based upon the most recently declared monthly dividends and supplemental dividend, the annual effective yield on MAIN’s stock is 8.0%(3) Cumulative dividends paid or declared, including supplemental dividends, since IPO(1) (at $15.00 per share) through third quarter of 2025 equal $45.79 per share(4)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 17 Total Dividends per Share – Significant Incremental Value to Shareholders MAIN’s dividend policy includes an expectation for consistent annual growth of its monthly dividends and meaningful coverage of such monthly dividends with recurring Distributable Net Investment Income (DNII)(3) MAIN’s dividend policy includes an expectation for meaningful supplemental dividends to the extent DNII(3) significantly exceeds the monthly dividends MAIN’s dividend policy is intended to provide MAIN’s shareholders significant comfort regarding the recurring nature of MAIN’s monthly dividends and visibility to additional significant value through MAIN’s supplemental dividends Trailing Twelve Months Total Dividends Per Share (1) Includes monthly dividends which have been paid or are payable on or before June 30, 2025; in May 2025, we also declared regular monthly dividends of $0.765 per share to be paid in Q3 2025 (2) Includes supplemental dividends which have been declared as of May 9, 2025 (3) See reconciliation of DNII per share to Net Investment Income per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 18 Main Street Capital Corporation Investment Portfolio 1st Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 19 Total Investment Portfolio Includes complementary LMM debt and equity investments and Private Loan debt investments Total investment portfolio at fair value consists of approximately 52% LMM / 38% Private Loan / 3% Middle Market(1) / 7% other(2) investments Highly Diversified investment portfolio • 189 LMM, Private Loan and Middle Market(1) portfolio companies • Average investment size of $21.9 million(3)(4) • Largest individual portfolio companies represent 3.2%(5) of total investment income and 3.7%(4) of total portfolio fair value (with most individual portfolio companies representing less than 1% of income and fair value) • Investments on non-accrual status represent 1.7% of the total investment portfolio at fair value and 4.5% at cost • Weighted-average effective yield of 12.0%(6) Also diversified across all key investment characteristics • Issuer • Industry • Transaction type Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends (1) Middle Market investments as defined in MAIN’s SEC filings; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold (2) Includes the Other Portfolio, as defined in MAIN’s SEC filings, and the External Investment Manager (3) As of March 31, 2025; based on cost (4) The average investment size statistic excludes the Other Portfolio, as defined in MAIN’s SEC filings, and the External Investment Manager; the largest individual portfolio company at fair value statistic excludes the External Investment Manager, which represents 4.7% of total investment portfolio fair value as of March 31, 2025 (5) Based upon total investment income for the trailing twelve-month period ended March 31, 2025 (6) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 20 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 21 Diversified Total Portfolio (as a Percentage of Cost)(1) Invested Capital by Transaction Type Invested Capital by Geography(3) 25% 23% 20% 11% 21% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost (2) Leveraged Buyout / Management Buyout (3) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 3% of the total investment portfolio at cost 19% 33% 45% 3% (2)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 LMM Investment Portfolio 86 portfolio companies / $2.6 billion in fair value • 52% of total investment portfolio at fair value Debt yielding 12.7%(1) (71% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 74% of debt investments earn fixed-rate interest • Approximately 750 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing a 39% average ownership position (29% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 63% of LMM portfolio companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $614.8 million, or $6.93 per share, of cumulative pre-tax net unrealized appreciation as of March 31, 2025 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM portfolio companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve-month period ended March 31, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 23 LMM Investment Portfolio Median LMM portfolio credit statistics(1): • Senior leverage of 2.6x EBITDA through MAIN’s debt position • 3.0x EBITDA to senior interest coverage • Total leverage of 2.6x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $30.4 million at fair value or $23.2 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • MAIN has been invested in 29% (25 different companies) of its LMM portfolio companies for greater than 10 years (representing 12% of total cost basis and 18% of total fair value) • Total LMM investment portfolio at fair value equals 131% of cost • Equity component of LMM portfolio at fair value equals 213% of cost • Majority of LMM portfolio companies have de-leveraged and have experienced equity appreciation – 56 LMM portfolio companies with unrealized appreciation on equity investments – Cumulative net unrealized appreciation on LMM equity investments of $657.9 million LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics MAIN’s long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN’s LMM investment portfolio and drives significant fair value appreciation (1) These credit statistics exclude portfolio companies on non-accrual status and five companies for which EBITDA is not a meaningful metric

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 LMM Portfolio by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 Diversified LMM Portfolio (as a Percentage of Cost) Invested Capital by Geography(2) 22% 29% 29% 10% 10% Invested Capital by Transaction Type (1) Leveraged Buyout / Management Buyout (2) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 2% of the total LMM investment portfolio at cost 10% 27% 59% 4% LBO/MBO(1) Recapitalization/ Refinancing Growth Capital Acquisition

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 26 1st Lien 99% Security Position on Debt Investments as a % of Cost LMM Portfolio Attributes Reflect Investment Strategy High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns Weighted-Average Effective Yield on Debt Investments = 12.7%(1) Average Fully Diluted Equity Ownership = 39% Fully Diluted Equity Ownership %(2) (1) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Percentages calculated based upon the number of LMM portfolio companies in each ownership category 34% 35% 31% 1%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 27 15% Current Interest Total Interest Coupon(2) Term and Total Interest Coupon of Existing LMM Debt Investments Original Term(1) (1) Original terms can be extended if the portfolio company’s objectives and performance align with MAIN's long-term to permanent holding period expectations, often providing significant growth and longer tenure to MAIN’s debt investments (2) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status (3) Floating interest rates generally include contractual minimum “floor” rates; interest rate of 12.5% is based on weighted-average principal balance of floating rate debt investments as of March 31, 2025 (4) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Debt Investments generally have a 5-Year Original Term(1) and ~2.7 Year Weighted-Average Remaining Duration; Weighted-Average Effective Yield of 12.7%(4) on LMM Debt Portfolio Original Term 84% 9% 7% Floating Interest Rate (Wtd. Avg. of 12.5%)(3) 13% Current Interest 12% Current Interest 14% Current Interest2% 11% 40% 12% 1% 4% 2% 28% 10% Current Interest <10% Current Interest 11% Current Interest

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 28 Private Loan Investment Portfolio 90 investments / $1.9 billion in fair value • 38% of total investment portfolio at fair value Average investment size of $22.1 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(1) of Private Loan portfolio is secured debt • Over 99%(1) of Private Loan debt portfolio is first lien term debt Debt yielding 11.4%(2) • 97%(1) of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate Credit Facilities(4) • Over 500 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(4) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) As of March 31, 2025; based on cost (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (4) The defined term and additional details for the Credit Facilities are included on page 40

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Private Loan Portfolio by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Diversified Private Loan Portfolio (as a Percentage of Cost) Invested Capital by Transaction Type Invested Capital by Geography(2) 27% 20% 12% 11% 30% (1) Leveraged Buyout / Management Buyout (2) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represents approximately 4% of the Private Loan investment portfolio at cost 29% 38% 30% 3% LBO/MBO(1) Acquisition Growth Capital Recapitalization / Refinancing

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 31 Main Street Capital Corporation Financial Overview 1st Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 $222.6 $289.0 $376.9 $500.4 $541.0 $137.0 2020 2021 2022 2023 2024 YTD 2025 $0.0 $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 $480.0 $520.0 $560.0 $149.6 $194.7 $257.5 $356.8 $375.0 $94.8 2020 2021 2022 2023 2024 YTD 2025 $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 $275.0 $300.0 $325.0 $350.0 $375.0 $400.0 MAIN Financial Performance Total Investment Income ($ in millions) Distributable Net Investment Income(1) ($ in millions) Year over Year Change Year over Year Change 30% 30% 32%30% 5%8% 39% (1) See reconciliation of DNII to Net Investment Income on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) Reflects year-to-date March 31, 2025 performance compared to year-to-date March 31, 2024 performance (3) Three months ended March 31, 2025 4% 0.5%33% (3) (3) (2) (2)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 33 MAIN has consistently grown portfolio investments and DNII(1) per share over its long-term history Long-Term Portfolio and DNII(1) Per Share Growth (1) See reconciliation of DNII per share to Net Investment Income per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) Based on fair value at the end of the period (3) DNII per share for the trailing twelve-month period ended March 31, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 34 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of MAIN investors MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%(2) Significant portion of total operating expenses(1) are non-cash • Non-cash compensation expenses(3) were 32.0%(2) of total operating expenses(1) • Operating Expense to Assets Ratio of 0.9%(2) excluding non-cash compensation expenses(3) MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our shareholders (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2025 (3) See calculation of non-cash compensation expenses on page 36 and Non-GAAP Information disclosures on page 46 of this presentation

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 35 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% MAIN Maintains a Significant Operating Cost Advantage (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2025 (3) Based upon the trailing twelve-month period ended March 31, 2025, excluding non-cash compensation expenses (4) See calculation of non-cash compensation expenses on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2024; specifically includes: ARCC, BBDC, BCSF, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF (6) Calculation represents the average for the companies included in the group and is based upon the year ended December 31, 2024 as derived from each company’s SEC filings, including non-cash compensation expenses (7) Calculation represents the average for the companies included in the group and is based upon the year ended December 31, 2024 as derived from each company’s SEC filings, excluding non-cash compensation expenses (8) Source: SNL Financial; calculation represents the average for the year ended December 31, 2024 and includes commercial banks with a market capitalization between $500 million and $3 billion Operating Expenses(1) as a Percentage of Total Assets MAIN (2) MAIN Excl. Non-cash Comp Exp (3)(4) Other BDCs (5)(6) Other BDCs Excl. Non-cash Comp Exp (5)(7) Commercial Banks (8)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 36 MAIN Income Statement Summary (1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase in Net Assets Resulting From Operations (2) Excludes non-cash compensation expenses (3) See Non-GAAP Information disclosures on page 46 of this presentation (4) Change in DNII Margin is based upon the basis point difference (increase/(decrease)) NM – Not Measurable / Not Meaningful Q1 25 vs. Q1 24 ($ in 000s, except per share amounts) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Change(1) Total Investment Income $ 131,606 $ 132,154 $ 136,824 $ 140,442 $ 137,046 4% Expenses: Interest Expense (26,776) (29,161) (33,474) (34,018) (31,168) (16)% G&A Expense(2) (10,458) (10,707) (10,377) (11,086) (11,046) (6)% Distributable Net Investment Income (DNII)(2)(3) 94,372 92,286 92,973 95,338 94,832 —% DNII Margin % 71.7% 69.8% 68.0% 67.9% 69.2% (250) bps (4) Non-Cash Compensation Expenses(3) Share-based Compensation Expense (4,103) (4,883) (4,868) (4,939) (4,842) (18)% Deferred Compensation Expense (462) (103) (509) (43) (180) NM Total Non-Cash Compensation Expenses(3) (4,565) (4,986) (5,377) (4,982) (5,022) (10)% Net Investment Income (NII) 89,807 87,300 87,596 90,356 89,810 —% Net Realized Gain (Loss) (12,367) 3,414 26,382 28,569 (29,545) NM Net Unrealized Appreciation 40,647 23,044 21,738 52,226 63,190 NM Income Tax (Provision) Benefit (10,940) (11,070) (11,709) 3,086 (7,373) NM Net Increase in Net Assets Resulting From Operations $ 107,147 $ 102,688 $ 124,007 $ 174,237 $ 116,082 8% NII Per Share $ 1.05 $ 1.01 $ 1.00 $ 1.02 $ 1.01 (4)% DNII Per Share(3) $ 1.11 $ 1.07 $ 1.06 $ 1.08 $ 1.07 (4)%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 37 MAIN Per Share Change in Net Asset Value (NAV) (1) See reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) Includes accretive impact of shares issued through the At-the-Market (ATM) equity issuance program and the Dividend Reinvestment Plan (DRIP) (3) Includes differences in weighted-average shares outstanding utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Beginning NAV $ 29.20 $ 29.54 $ 29.80 $ 30.57 $ 31.65 Distributable Net Investment Income(1) 1.11 1.07 1.06 1.08 1.07 Non-Cash Compensation Expenses(1) (0.06) (0.06) (0.06) (0.06) (0.06) Net Realized Gain (Loss) (0.15) 0.04 0.30 0.32 (0.33) Net Unrealized Appreciation 0.49 0.27 0.25 0.59 0.71 Income Tax (Provision) Benefit (0.13) (0.13) (0.13) 0.03 (0.08) Net Increase in Net Assets Resulting From Operations 1.26 1.19 1.42 1.96 1.31 Regular Monthly Dividends to Shareholders (0.72) (0.72) (0.735) (0.735) (0.75) Supplemental Dividends to Shareholders (0.30) (0.30) (0.30) (0.30) (0.30) Accretive Impact of Stock Offerings(2) 0.05 0.23 0.33 0.08 0.08 Net Issuance of Restricted Stock — (0.17) — — — Other(3) 0.05 0.03 0.05 0.075 0.04 Ending NAV $ 29.54 $ 29.80 $ 30.57 $ 31.65 $ 32.03 Weighted-Average Shares Outstanding 85,138,530 86,194,092 87,459,533 88,406,094 88,711,015

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 38 MAIN Balance Sheet Summary ($ in 000s, except per share amounts) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 LMM Portfolio Investments $ 2,361,511 $ 2,439,993 $ 2,468,794 $ 2,502,872 $ 2,610,960 Private Loan Portfolio Investments 1,519,538 1,747,502 1,883,291 1,904,324 1,942,178 Middle Market Portfolio Investments 238,553 183,965 178,194 155,329 128,317 Other Portfolio Investments 139,782 179,491 162,405 124,144 134,514 External Investment Manager 185,260 186,560 218,370 246,000 238,170 Short-term Investments 103,383 — — — — Cash and Cash Equivalents 114,984 30,472 84,421 78,251 109,180 Other Assets 95,807 189,352 99,302 110,421 110,066 Total Assets $ 4,758,818 $ 4,957,335 $ 5,094,777 $ 5,121,341 $ 5,273,385 Credit Facilities(1) $ 323,000 $ 625,000 $ 460,000 $ 384,000 $ 514,000 SBIC Debentures 281,013 280,617 343,122 343,417 343,711 Notes Payable(2) 1,444,402 1,292,451 1,396,368 1,394,954 1,395,468 Other Liabilities 194,433 180,311 203,033 201,132 180,073 Net Asset Value (NAV) 2,515,970 2,578,956 2,692,254 2,797,838 2,840,133 Total Liabilities and Net Assets $ 4,758,818 $ 4,957,335 $ 5,094,777 $ 5,121,341 $ 5,273,385 Total Portfolio Fair Value as % of Cost 115% 115% 115% 116% 118 % Common Stock Price Data: High Close $ 47.31 $ 50.88 $ 52.25 $ 58.58 $ 63.10 Low Close 43.45 46.68 47.05 49.95 54.71 Quarter End Close 47.31 50.49 50.14 58.58 56.56 (1) The defined term and additional details for the Credit Facilities are included on page 40 (2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 39 MAIN Liquidity and Capitalization (1) As of March 31, 2025, MAIN’s Corporate Facility had $1.11 billion in total commitments with an accordion feature with the right to request an increase up to $1.665 billion and MAIN’s SPV Facility had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; in April 2025, the Corporate Facility was amended to, among other things, (i) increase total commitments to $1.145 billion and (ii) expand the accordion feature to provide for total commitments up to a total of $1.718 billion; see page 40 for additional details on the recent amendments to MAIN’s Credit Facilities (2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes (3) Debt to NAV Ratio is calculated based upon the par value of debt (4) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC asset coverage requirements, and thereby are excluded from Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN (5) See reconciliation of DNII to Net Investment Income on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (6) Net debt in this ratio includes par value of total debt less cash and cash equivalents (7) DNII(5) + interest expense / interest expense on a trailing twelve-month basis ($ in 000s) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Cash and Cash Equivalents $ 114,984 $ 30,472 $ 84,421 $ 78,251 $ 109,180 Availability Under Credit Facilities(1) 1,102,000 915,000 1,250,000 1,326,000 1,193,300 Total Liquidity $ 1,216,984 $ 945,472 $ 1,334,421 $ 1,404,251 $ 1,302,480 Debt at Par Value: Credit Facilities(1) $ 323,000 $ 625,000 $ 460,000 $ 384,000 $ 514,000 SBIC Debentures 286,200 286,200 350,000 350,000 350,000 Notes Payable(2) 1,450,000 1,300,000 1,400,000 1,400,000 1,400,000 Total Debt 2,059,200 2,211,200 2,210,000 2,134,000 2,264,000 Net Asset Value (NAV) 2,515,970 2,578,956 2,692,254 2,797,838 2,840,133 Total Capitalization $ 4,575,170 $ 4,790,156 $ 4,902,254 $ 4,931,838 $ 5,104,133 Debt to NAV Ratio(3) 0.82 to 1.0 0.86 to 1.0 0.82 to 1.0 0.76 to 1.0 0.80 to 1.0 Regulatory Debt to NAV Ratio(4)(5) 0.70 to 1.0 0.74 to 1.0 0.69 to 1.0 0.64 to 1.0 0.67 to 1.0 Net Debt to NAV Ratio(5)(6) 0.77 to 1.0 0.85 to 1.0 0.79 to 1.0 0.73 to 1.0 0.76 to 1.0 Interest Coverage Ratio(7) 4.50 to 1.0 4.44 to 1.0 4.29 to 1.0 4.04 to 1.0 3.94 to 1.0

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 40 (1) As of March 31, 2025, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $1.11 billion in total commitments with an accordion feature with the right to request an increase up to $1.665 billion; MAIN’s Corporate Facility was fully revolving until August 2026 and June 2028, with maturity dates in August 2027 and June 2029, on $75.0 million and $1.035 billion of commitments, respectively; in April 2025, the Corporate Facility was amended to, among other things, (i) decrease the interest rate to the applicable SOFR plus a credit spread adjustment of 0.10% plus (a) 1.775% prior to satisfying certain step-down conditions or (b) 1.65% after satisfying certain step-down conditions, (ii) increase the revolving commitments to $1.145 billion, (iii) increase the accordion feature providing us with the right to request increases in commitments to up to a total of $1.718 billion and (iv) extend the revolving period through April 2029 and final maturity date to April 2030 (2) As of March 31, 2025, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; MAIN’s SPV Facility was fully revolving until September 2027, with a maturity date in September 2029; in April 2025, the SPV Facility was amended to, among other things, (i) decrease the interest rate to the applicable SOFR plus a margin of (a) 1.95% during the revolving period (from 2.35%), (b) 2.075% for the first year following the end of the revolving period (from 2.475%) and (c) 2.20% for the second year following the end of the revolving period (from 2.60%), (ii) extend the revolving period from through September 2027 to through September 2028, (iii) extend the final maturity date from September 2029 to September 2030 and (iv) decrease the unused fee to 0.40% (from 0.50%) on the unused amount up to 50% (from 35%) of the commitment amount (3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities (4) Credit Facilities’ rates reflect the rate based on SOFR effective for the contractual reset date of April 1, 2025 (5) The $400.0 million of outstanding notes bear interest at 6.50% per year with a yield-to-maturity of 6.34% (6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively (7) MAIN’s SBIC licenses provide for total SBIC debenture capacity of $350.0 million Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets Facility Interest Rate Maturity Principal Drawn $1.11 billion Corporate Facility(1)(3) SOFR+1.875%(1) floating (6.3%(4)) August 2027(1) June 2029(1) $338.0 million $600.0 million SPV Facility(2)(3) SOFR+2.35%(2) floating (6.7%(4)) September 2029(2) $176.0 million Notes Payable 3.00% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures July 14, 2026 $500.0 million Notes Payable 6.50%(5) fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures June 4, 2027 $400.0 million Notes Payable 6.95% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures March 1, 2029 $350.0 million Notes Payable 7.74%(6) fixed (weighted-average) Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures December 23, 2025 $150.0 million SBIC Debentures(7) 3.26% fixed (weighted-average) Various dates between 2027 - 2035 (weighted-average duration = 5.4 years) $350.0 million

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 41 (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $63.8 $400.0 $22.9 $150.0 $500.0 $350.0 $491.1 SBIC debentures Credit Facilities December 2025 Notes July 2026 Notes June 2027 Notes March 2029 Notes 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 $500.0 $550.0 $600.0 $650.0 $700.0 $750.0 $800.0 $850.0 $900.0 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) (2) (5)(4)(3) (1) In April 2025, the maturity dates of the Credit Facilities were extended (a) from 2027 and 2029 to 2030 (for the Corporate Facility) and (b) from 2029 to 2030 (for the SPV Facility); the defined term and additional details for the Credit Facilities, including recent amendments, are included on page 40 (2) Issued in December 2022, with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Issued in January 2021, with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in June 2024, with a follow-on issuance in September 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 42 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income (NII) due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands, except per share data): MAIN’s financial results are subject to impact from changes in interest rates; MAIN’s capital structure includes a majority of fixed rate debt obligations, while MAIN’s investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors – 77% of MAIN’s outstanding debt obligations have fixed interest rates(6) – 68% of MAIN’s debt investments bear interest at floating rates(6), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted-average floor of approximately 130 basis points)(7) – Results in increases in net investment income if market interest rates increase, and reductions to net investment income if market interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 40) or other debt obligations existing as of March 31, 2025 (2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases) (4) The NII contribution from the External Investment Manager is based on the performance of the assets managed by the External Investment Manager which may fluctuate due to changes in interest rates and other factors impacting the return on such managed assets; this change in NII contribution only represents the impact of interest rate changes and assumes no change to all other factors (5) Per share amount is calculated using shares outstanding as of March 31, 2025 (6) As of March 31, 2025, based on par (7) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2025 Although we believe that this analysis is indicative of the impact of interest rate changes to our NII as of March 31, 2025, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our NII. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above. Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in NII from the External Investment Manager(4) Increase (Decrease) in NII Increase (Decrease) in NII per Share(5) (100) $ (22,382) $ 5,140 $ (860) $ (18,102) $ (0.20) (75) (16,238) 3,855 (672) (13,055) (0.15) (50) (10,694) 2,570 (515) (8,639) (0.10) (25) (5,347) 1,285 (362) (4,424) (0.05) 25 5,347 (1,285) 153 4,215 0.05 50 10,694 (2,570) 306 8,430 0.10 75 16,043 (3,855) 459 12,647 0.14 100 21,396 (5,140) 612 16,868 0.19

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 43 Significant Management and Board of Directors Ownership / Investment Significant equity ownership by MAIN’s management team and its Board of Directors, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,166,462 shares, or approximately $33.5 million, purchased as part of, or subsequent to, the MAIN IPO, including 8,124 shares, or approximately $0.5 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended March 31, 2025 (3) Based upon closing market price of $56.56/share on March 31, 2025 # of Shares (2) Market Value (3) Management (1) 3,410,039 $192,871,782

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 44 Notes: (1) Indexed as of October 5, 2007 and last trading date is March 31, 2025 (2) Assumes dividends reinvested on date paid (3) The KBW Nasdaq Regional Banking Index is a modified market capitalization weighted index designed to track the performance of U.S. regional banks or thrifts that are publicly traded in the U.S. (4) The S&P BDC Index measures the performance of Business Development Companies that trade on major U.S. exchanges; Constituents are float-adjusted market capitalization (FMC) weighted, subject to a single constituent weight cap of 10% MAIN Total Return(1) Performance Since IPO

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 45 Executive Summary Unique focus on under-served Lower Middle Market • Inefficient asset class with less competition • Unique market opportunity with attractive risk-adjusted returns • Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest-bearing Private Loan debt investments • Lower risk / more liquid asset class • Opportunity for consistent investment activity • Generally first lien, senior secured debt investments Growing Asset Management Business (AMB) drives additional investment income • Through its AMB, MAIN serves as the investment adviser to MSIF, a publicly traded BDC, and other third-party clients • Predictable source of recurring base management fee income with opportunity for upside through incentive fees Efficient internally managed operating structure drives greater shareholder returns • Alignment of interests between management and our shareholders • Maintains an industry leading operating cost structure • Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation • Additional dividend income through periodic supplemental dividends Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 46 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Regulatory Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 47 Research Coverage Sean-Paul Adams B. Riley Securities (415) 229-4851 Robert J. Dodd Raymond James (901) 579-4560 Douglas Harter UBS (212) 882-0080 Mark Hughes Truist Securities (615) 748-4422 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation Board of Directors Quanta Services, Inc. J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais EVP, General Counsel & Secretary Nicholas T. Meserve Managing Director Ryan R. Nelson Chief Financial Officer Ryan H. McHugh Chief Accounting Officer Kristin L. Rininger Chief Compliance Officer & Deputy General Counsel Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent Equiniti Trust Co. Tel: (800) 937-5449 www.equiniti.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Ryan R. Nelson Chief Financial Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais, EVP, General Counsel & Secretary Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Debt Capital Markets Presentation First Quarter – 2025 Main St et Capital Corporation NYSE: IN mainstc ital.com

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of May 9, 2025, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the U.S. Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation 1st Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms Conservative capital structure with multiple issuer investment grade ratings • Fitch – BBB-/stable outlook • S&P – BBB-/stable outlook (1) Capital under management includes undrawn portion of debt capital and uncalled equity capital commitments as of March 31, 2025 Internally-managed Business Development Company (BDC) ◦ IPO in 2007 • Over $8.2 billion in capital under management(1) – Over $6.4 billion internally at MAIN(1) – Over $1.8 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Provides single source solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned or being acquired by a private equity fund (Private Loans) • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • First lien, senior secured debt investments • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 Investment Portfolio – By Type of Investment(1) (1) Fair value as of March 31, 2025 (2) Other Portfolio investments, as described in MAIN’s SEC filings

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 Unique Investment Strategy Lower Middle Market (LMM) • Proprietary investments that are difficult for investors to access • Customized financing solutions which include a combination of first lien, senior secured debt and equity • Companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Large addressable market • High cash yield from debt investments • Dividend income, NAV growth and net realized gains from equity investments Private Loans • First lien, senior secured debt investments in privately held companies typically owned or being acquired by a private equity fund • Companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • Floating rate debt investments • Proprietary investments that can be difficult for investors to access • Investments with attractive risk-adjusted returns Asset Management Business • MAIN serves as the investment adviser to several third-party clients, including MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC focused on MAIN’s Private Loan investment strategy(1) • Monetizing value of MAIN’s intangible assets • Significant contribution to net investment income • Source of stable, recurring fee income • Returns benefit MAIN stakeholders due to internally managed structure MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns (1) Effective upon MSIF’s listing and follow-on equity offering in January 2025, MSIF changed its investment strategy with respect to investments in new portfolio companies to be solely focused on co-investing with MAIN in its Private Loan investment strategy; although MSIF maintains a legacy portfolio of LMM investments, MSIF has stopped making investments in new LMM portfolio companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 Portfolio Highlights(1) Lower Middle Market • $2.6 billion of total investments • 86 companies • $1.4 billion of debt investments (52%) • $1.2 billion of equity investments (48%) • Typical initial investment target of 75% debt / 25% equity • Over 99% of debt investments are first lien(2) • Average investment size of $30.4 million at fair value or $23.2 million at cost • Weighted-average effective yield on debt investments of 12.7%(3) Private Loans • $1.9 billion of total investments • 90 companies • $1.8 billion of debt investments (94%) • Over 99% of debt investments are first lien(2) • Average investment size of $22.1 million(2) • 97% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 11.4%(3) Total Portfolio(4)(5) • $5.1 billion of total investments • 221 companies and entities • $3.3 billion of debt investments (66%) • $1.7 billion of equity investments (34%) • Over 99% of debt investments are first lien(2) • 67% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 12.0%(3) The benefits of MAIN’s unique investment strategy have resulted in a high quality, diversified and mature investment portfolio (1) As of March 31, 2025; investment amounts at fair value, unless otherwise noted (2) As of March 31, 2025; based on cost (3) As of March 31, 2025; weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Includes Middle Market investments, as defined in MAIN’s SEC filings, which comprise 2.5% of the total investment portfolio at fair value; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market portfolio to decline in future periods as existing Middle Market investments are repaid or sold (5) Includes $238.2 million of fair value ($29.5 million of cost basis) of equity investment relating to MAIN’s wholly-owned unconsolidated subsidiary, MSC Adviser I, LLC (the External Investment Manager), and $134.5 million of fair value ($132.7 million of cost basis) of Other Portfolio debt and equity investments, as defined in MAIN’s SEC filings

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 Business Development Company (BDC) Background Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage • Must maintain an asset to debt coverage ratio of at least 1.5x Full Transparency • Detailed schedule of all investments (and related key terms) in quarterly and annual reporting • Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes • To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors • To avoid a 4% federal excise tax on undistributed income, BDCs must distribute in each calendar year the sum of (1) 98% of their net ordinary income for the calendar year and (2) 98.2% of their realized capital gains (both long-term and short-term) • Tax treatment is similar to Real Estate Investment Trusts (REITs) Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid- sized U.S. businesses Highly regulated by the SEC under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in debt and equity investments in private companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 MAIN Capital Structure (1) Includes MAIN’s Corporate Facility and SPV Facility (together, the Credit Facilities); see page 18 for further details related to MAIN’s Credit Facilities (2) Debt amounts reflected at par value (3) Based on stock price of $56.56 as of March 31, 2025 ($ in 000s) 3/31/2025 % of Capitalization Cash and Cash Equivalents $ 109,180 Debt at parent Credit Facilities(1)(2) 514,000 10.1 % July 2026 Notes(2) 500,000 9.8 % June 2027 Notes(2) 400,000 7.8 % March 2029 Notes(2) 350,000 6.9 % December 2025 Notes(2) 150,000 2.9 % Total non-SBIC debt $ 1,914,000 37.5 % SBIC Debentures(2) 350,000 6.9 % Total debt $ 2,264,000 44.4 % Book value of equity 2,840,133 55.6 % Total capitalization $ 5,104,133 100.0 % Debt / Capitalization 0.44x Debt / Book equity 0.80x Debt / Enterprise value(3) 0.32x Debt / Market capitalization(3) 0.45x Stock price / Net asset value per share(3) 1.77x

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 10 Conservative Leverage (1) See page 18 for further details related to MAIN’s Credit Facilities (2) Includes the recorded value, which includes unamortized debt issuance costs / premiums, of the July 2026 Notes ($499.3 million; $500.0 million par), the June 2027 Notes ($399.4 million; $400.0 million par), the March 2029 Notes ($347.2 million; $350.0 million par) and the December 2025 Notes ($149.6 million; $150.0 million par) (3) Distributable Net Investment Income (DNII)(8) + interest expense / interest expense for the trailing twelve-month period ended March 31, 2025 (4) See Non-GAAP Information disclosures on page 35 and reconciliation of DNII to Net Investment Income on page 37 of this presentation (5) Calculated as total assets divided by total debt at par (6) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC asset coverage requirements, and are thereby excluded from the Regulatory Asset Coverage Ratio and Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN (7) Debt to NAV Ratio is calculated based upon the par value of debt (8) Net debt in this ratio includes par value of debt less cash and cash equivalents of $57.5 million, $51.6 million and $109.2 million for the Non-SBIC, SBICs and Total, respectively As of March 31, 2025 ($ in 000s) Non-SBIC SBICs Total Total Assets $ 4,702,950 $ 570,435 $ 5,273,385 Debt Capital: Credit Facilities(1) 514,000 — 514,000 SBIC Debentures — 343,711 343,711 Notes Payable(2) 1,395,468 — 1,395,468 Total Debt $ 1,909,468 $ 343,711 $ 2,253,179 Net Asset Value (NAV) $ 2,615,362 $ 224,771 $ 2,840,133 Key Leverage Stats Interest Coverage Ratio(3)(4) 3.78x 5.59x 3.94x Asset Coverage Ratio(5) 2.46x 1.63x 2.33x Consolidated Asset Coverage Ratio - Regulatory(5)(6) N/A N/A 2.48x Debt to Assets Ratio 0.41x 0.60x 0.43x Regulatory Debt to NAV Ratio(6)(7) N/A N/A 0.67x Debt to NAV Ratio(7) 0.73x 1.56x 0.80x Net Debt to NAV Ratio(4)(8) 0.71x 1.33x 0.76x

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 11 Conservative Leverage – Regulatory Passage of the Small Business Credit Availability Act in December 2017 provided the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x MAIN received shareholder approval, effective as of May 3, 2022, to adopt the 1.50x asset coverage ratio MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the 1.50x regulatory limits, and has proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns (1) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN (2) We received shareholder approval, effective as of May 3, 2022, to adopt the 1.5x asset coverage ratio (decreased from the previously required asset coverage ratio of 2.0x) MAIN’s Historical Asset Coverage Ratio: 2020 2021 2022 2023 2024 Q1 2025 Consolidated Asset Coverage Ratio - Regulatory(1) 2.67x 2.22x 2.27x 2.69x 2.56x 2.48x Prior Minimum Required Asset Coverage(2) 2.00x 2.00x N/A N/A N/A N/A Cushion % above Prior Minimum Required Asset Coverage 34% 11% N/A N/A N/A N/A Current Minimum Required Asset Coverage(2) 1.50x 1.50x 1.50x 1.50x 1.50x 1.50x Cushion % above Current Minimum Required Asset Coverage 78% 48% 51% 79% 71% 65%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 12 Conservative Leverage – Excess Collateral Improves Over Time MAIN’s conservative use of leverage and equity to fund its growth results in significant excess collateral that provides protection to lenders MAIN’s management of its capital structure results in a reduced risk profile for debt investors over time Excess collateral available to unsecured lenders has increased by 313% since MAIN’s first investment grade (IG) debt issuance (1) Most recent information publicly reported prior to first IG debt issuance (2) Represents asset value in excess of SBIC debt (par value); SBIC assets contain a negative pledge in relation to SBIC debt; therefore, equity at SBIC entities is effectively collateral for lenders (3) First IG notes issued in November 2014 (4) Includes additional IG debt issuances in January 2021, October 2021, December 2022, February 2023, January 2024, June 2024 and September 2024 ($ millions) 9/30/2014 (1) 3/31/2025 Total Assets Excluding SBIC Assets $ 1,137 $ 4,703 Add: Equity Value of SBIC Entities(2) 218 225 Total Collateral Available to Secured Lenders $ 1,355 $ 4,928 Less: Secured Debt (Credit Facilities) (287) (514) Excess Collateral Available to Unsecured Lenders $ 1,068 $ 4,414 Increase since first IG debt issuance(3) 313 % Less: Unsecured Debt Outstanding (par value) (91) (1,400) Remaining Excess Collateral Available to Unsecured Lenders $ 977 $ 3,014 Increase since first IG debt issuance(3) 208% (4)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 13 Key Credit Highlights • Management team has over 100 years of collective investment experience and relationships • Long-term working relationships together dating back over 20 years • Significant management equity ownership • Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency • 1940 Act requires MAIN to maintain a minimum 1.5x regulatory asset coverage ratio • MAIN’s asset coverage ratio is ~2.5x on a regulatory basis excluding SBIC Debentures and ~2.3x on a consolidated basis including SBIC debentures • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program Experienced Management Team with Strong Track Record Efficient and Leverageable Internally Managed Operating Structure Conservative Leverage Unique Investment Strategy • Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN’s returns to its investors High Quality Portfolio • Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 14 MAIN Executive Management Team (1) Member of MAIN Executive Committee (1) Member of MAIN Investment Committee; Vince Foster, MAIN’s Chairman of the Board, is a non-employee member of MAIN’s Investment Committee (1) Chief Investment Officer (1) Chief Operating Officer (1) General Counsel • Co-founded MAIN in 2002; affiliated with Main Street group since 1999 • Director of Acquisitions & Integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak(1)(2) CEO Jason Beauvais, JD(1) EVP, GC(5) and Secretary • Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) • Associate in the corporate and securities section at Baker Botts LLP David Magdol(1)(2) President and CIO(3) • Co-founded MAIN in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office) Jesse Morris(1) EVP, COO(4) and Senior Managing Director • Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with a Big 5 Accounting Firm Ryan Nelson CFO • Joined MAIN in 2022 • Vice President and Chief Accounting Officer with Conn’s, Inc. • Director of Operations Accounting with EnLink Midstream Partners • Senior Associate with a Big 4 Accounting Firm

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 15 Significant Management and Board of Directors Ownership / Investment Significant equity ownership by MAIN’s management team and its Board of Directors, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our stakeholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (1) Includes 1,166,462 shares, or approximately $33.5 million, purchased as part of, or subsequent to, the MAIN IPO, including 8,124 shares, or approximately $0.5 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended March 31, 2025 (2) Based upon closing market price of $56.56/share on March 31, 2025 # of Shares (2) Market Value (3) Management (1) 3,410,039 $192,871,782

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 16 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of MAIN investors MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%(2) Significant portion of total operating expenses(1) are non-cash • Non-cash compensation expenses(3) were 32.0%(2) of total operating expenses(1) • Operating Expense to Assets Ratio of 0.9%(2) excluding non-cash compensation expenses(3) MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our stakeholders (1) Total expenses excluding interest expense (1) Based upon the trailing twelve-month period ended March 31, 2025 (2) See Non-GAAP Information disclosures on page 35 and a calculation of non-cash compensation expenses on page 37

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 17 MAIN Maintains a Significant Operating Cost Advantage Operating Expenses(1) as a Percentage of Total Assets (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2025 (3) Based upon the trailing twelve-month period ended March 31, 2025, excluding non-cash compensation expenses (4) See calculation of non-cash compensation expenses on page 37 and Non-GAAP Information disclosures on page 35 of this presentation (5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2024; specifically includes: ARCC, BBDC, BCSF, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF (6) Calculation represents the average for the companies included in the group and is based upon the year ended December 31, 2024 as derived from each company’s SEC filings, including non-cash compensation expenses (7) Calculation represents the average for the companies included in the group and is based upon the year ended December 31, 2024 as derived from each company’s SEC filings, excluding non-cash compensation expenses (8) Source: SNL Financial; calculation represents the average for the year ended December 31, 2024 and includes commercial banks with a market capitalization between $500 million and $3 billion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% MAIN (2) MAIN Excl. Non-cash Comp Exp (3)(4) Other BDCs (5)(6) Other BDCs Excl. Non-cash Comp Exp (5)(7) Commercial Banks (8)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 18 Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets (1) As of March 31, 2025, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $1.11 billion in total commitments with an accordion feature with the right to request an increase up to $1.665 billion; MAIN’s Corporate Facility was fully revolving until August 2026 and June 2028, with maturity dates in August 2027 and June 2029, on $75.0 million and $1.035 billion of commitments, respectively; in April 2025, the Corporate Facility was amended to, among other things, (i) decrease the interest rate to the applicable SOFR plus a credit spread adjustment of 0.10% plus (a) 1.775% prior to satisfying certain step-down conditions or (b) 1.65% after satisfying certain step-down conditions, (ii) increase the revolving commitments to $1.145 billion, (iii) increase the accordion feature providing us with the right to request increases in commitments to up to a total of $1.718 billion and (iv) extend the revolving period through April 2029 and final maturity date to April 2030 (2) As of March 31, 2025, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; MAIN’s SPV Facility was fully revolving until September 2027, with a maturity date in September 2029; in April 2025, the SPV Facility was amended to, among other things, (i) decrease the interest rate to the applicable SOFR plus a margin of (a) 1.95% during the revolving period (from 2.35%), (b) 2.075% for the first year following the end of the revolving period (from 2.475%) and (c) 2.20% for the second year following the end of the revolving period (from 2.60%), (ii) extend the revolving period from through September 2027 to through September 2028, (iii) extend the final maturity date from September 2029 to September 2030 and (iv) decrease the unused fee to 0.40% (from 0.50%) on the unused amount up to 50% (from 35%) of the commitment amount (3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities (4) Credit Facilities’ rates reflect the rate based on SOFR effective for the contractual reset date of April 1, 2025 (5) The $400.0 million of outstanding notes bear interest at 6.50% per year with a yield-to-maturity of 6.34% (6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively (7) MAIN’s SBIC licenses provide for total SBIC debenture capacity of $350.0 million Facility Interest Rate Maturity Principal Drawn $1.11 billion Corporate Facility(1)(3) SOFR+1.875%(1) floating (6.3%(4)) August 2027(1) June 2029(1) $338.0 million $600.0 million SPV Facility(2)(3) SOFR+2.35%(2) floating (6.7%(4)) September 2029(2) $176.0 million Notes Payable 3.00% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures July 14, 2026 $500.0 million Notes Payable 6.50%(5) fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures June 4, 2027 $400.0 million Notes Payable 6.95% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures March 1, 2029 $350.0 million Notes Payable 7.74%(6) fixed (weighted-average) Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures December 23, 2025 $150.0 million SBIC Debentures(7) 3.26% fixed (weighted-average) Various dates between 2027 - 2035 (weighted-average duration = 5.4 years) $350.0 million

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 19 (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $63.8 $400.0 $22.9 $150.0 $500.0 $350.0 $491.1 SBIC debentures Credit Facilities December 2025 Notes July 2026 Notes June 2027 Notes March 2029 Notes 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 $600 $650 $700 $750 $800 $850 $900 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) (1) In April 2025, the maturity dates of the Credit Facilities were extended (a) from 2027 and 2029 to 2030 (for the Corporate Facility) and (b) from 2029 to 2030 (for the SPV Facility); the defined term and additional details for the Credit Facilities, including recent amendments, are included on page 18 (2) Issued in December 2022, with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Issued in January 2021, with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in June 2024, with a follow-on issuance in September 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (2) (5)(4)(3)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 20 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income (NII) due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands, except per share data): MAIN’s financial results are subject to impact from changes in interest rates; MAIN’s capital structure includes a majority of fixed rate debt obligations, while MAIN’s investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors – 77% of MAIN’s outstanding debt obligations have fixed interest rates(6) – 68% of MAIN’s debt investments bear interest at floating rates(6), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted- average floor of approximately 130 basis points)(7) – Results in increases in net investment income if market interest rates increase, and reductions to net investment income if market interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 18) or other debt obligations existing as of March 31, 2025 (2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases) (4) The NII contribution from the External Investment Manager is based on the performance of the assets managed by the External Investment Manager which may fluctuate due to changes in interest rates and other factors impacting the return on such managed assets; this change in NII contribution only represents the impact of interest rate changes and assumes no change to all other factors (5) Per share amount is calculated using shares outstanding as of March 31, 2025 (6) As of March 31, 2025, based on par (7) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2025 Although we believe that this analysis is indicative of the impact of interest rate changes to our NII as of March 31, 2025, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our NII. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above. Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in NII from the External Investment Manager(4) Increase (Decrease) in NII Increase (Decrease) in NII per Share(5) (100) $ (22,382) $ 5,140 $ (860) $ (18,102) $ (0.20) (75) (16,238) 3,855 (672) (13,055) (0.15) (50) (10,694) 2,570 (515) (8,639) (0.10) (25) (5,347) 1,285 (362) (4,424) (0.05) 25 5,347 (1,285) 153 4,215 0.05 50 10,694 (2,570) 306 8,430 0.10 75 16,043 (3,855) 459 12,647 0.14 100 21,396 (5,140) 612 16,868 0.19

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 21 At-The-Market (ATM) Equity Program Provides permanent capital to match indefinite or long-term holding period for LMM investments Facilitates maintenance of conservative leverage position Issued equity is accretive to NAV per share Provides significant benefits vs traditional overnight equity offerings • Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings • Provides equity capital at significantly lower cost • Avoids negative impact to stock price from larger overnight equity offerings Raised net proceeds of $1.16 billion since inception in 2015(1) • Average sale price is approximately 59% above average NAV per share over same period(1) • Resulted in economic cost savings of approximately $58.6 million when compared to traditional overnight equity offering(1)(2) ATM Equity Program provides efficient and low cost access to equity capital • Provides access to equity capital to match growth of LMM investments on an as- needed basis • Provides significant economic cost savings compared to traditional overnight equity offerings (1) Through March 31, 2025 (2) Assumes 6% all-in cost for traditional overnight equity offering

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 LMM Investment Strategy Investment Objectives • High cash yield from secured debt investments (12.4%(1) weighted-average cash coupon as of March 31, 2025); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one-stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN’s perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN’s permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies (1) Weighted-average cash coupon is calculated using the applicable cash interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; excludes amortization of deferred debt origination fees and accretion of original issue discount, any fees payable upon repayment of the debt investment and any debt investments on non-accrual status

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 23 LMM Investment Opportunity Large and critical portion of U.S. economy • 245,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2022 – U.S. Data Table by Enterprise Receipt Size; 2022 County Business Patterns and Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN’s monthly dividend Investment Characteristics • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Proprietary investments primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.6 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 11.4%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity fund (1) This calculation excludes seven Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 Asset Management Business MAIN(1) is the investment adviser to several third party clients in its AMB MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC solely focused on MAIN’s Private Loan investment strategy(2) • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.5% of total assets(2) – Incentive fees – 17.5% of net investment income above a hurdle rate with a 50% / 50% “catch-up” provision and 17.5% of net realized capital gains(2) MAIN(1) is the investment adviser and administrator to two private funds, each of which is solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $7.8 million contribution to net investment income in the first quarter of 2025(3) – $34.3 million contribution to net investment income in the year ended December 31, 2024(3) – $208.7 million of cumulative unrealized appreciation as of March 31, 2025 MAIN’s Asset Management Business (AMB) represents additional income diversification and the opportunity for greater stakeholder returns MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of this AMB Growth of AMB is primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (1) In January 2025, MSIF completed a listing and follow-on equity offering of its shares of common stock; effective upon such listing, MSIF (a) changed its investment strategy with respect to investments in new portfolio companies to be solely focused on co-investing with MAIN in its Private Loan investment strategy and (b) entered into an amended and restated investment advisory agreement with the External Investment Manager to, among other things, (i) reduce the annual base management fee from 1.75% to 1.50% of its average total assets, (ii) reduce the subordinated incentive fee on income on pre-incentive fee net investment income above a specified hurdle rate from 20.0% to 17.5% and (iii) reduce the incentive fee on cumulative net realized capital gains from 20.0% to 17.5% with such cumulative net realized capital gains measured from MSIF’s listing date (1) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 26 Total Investment Portfolio Includes complementary LMM debt and equity investments and Private Loan debt investments Total investment portfolio at fair value consists of approximately 52% LMM / 38% Private Loan / 3% Middle Market(1) / 7% other(2) investments Highly Diversified investment portfolio • 189 LMM, Private Loan and Middle Market(1) portfolio companies • Average investment size of $21.9 million(3)(4) • Largest individual portfolio companies represent 3.2%(5) of total investment income and 3.7%(4) of total portfolio fair value (with most individual portfolio companies representing less than 1% of income and fair value) • Investments on non-accrual status represent 1.7% of the total investment portfolio at fair value and 4.5% at cost • Weighted-average effective yield of 12.0%(6) Also diversified across all key investment characteristics Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends • Issuer • Industry • Transaction type (1) Middle Market investments as defined in MAIN’s SEC filings; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold (2) Includes the Other Portfolio, as defined in MAIN’s SEC filings, and the External Investment Manager (3) As of March 31, 2025; based on cost (4) The average investment size statistic excludes the Other Portfolio, as defined in MAIN’s SEC filings, and the External Investment Manager; the largest individual portfolio company at fair value statistic excludes the External Investment Manager, which represents 4.7% of total investment portfolio fair value as of March 31, 2025 (5) Based upon total investment income for the trailing twelve-month period ended March 31, 2025 (6) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 27 Portfolio Snapshot – Significant Diversification (1) Other Portfolio investments, as described in MAIN’s SEC filings (2) Excludes MAIN’s short-term portfolio investments as described in MAIN’s SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and March 31, 2025 ($ in millions) 12/31/2022 12/31/2023 12/31/2024 3/31/2025 Number of Portfolio Companies Lower Middle Market 78 80 84 86 Private Loan 85 87 91 90 Middle Market 31 23 15 13 Other Portfolio(1) 27 30 31 31 External Investment Manager 1 1 1 1 Total(2) 222 221 222 221 $ Invested - Cost Basis Lower Middle Market $ 1,719.9 $ 1,782.9 $ 1,937.8 $ 1,996.2 % of Total 45.6% 47.8% 45.7% 46.5 % Private Loan $ 1,500.3 $ 1,470.1 $ 1,952.5 $ 1,986.0 % of Total 39.8% 39.5% 46.1% 46.2 % Middle Market $ 401.7 $ 294.4 $ 195.0 $ 151.4 % of Total 10.7% 7.9% 4.6% 3.5 % Other Portfolio(1) $ 120.4 $ 149.1 $ 122.5 $ 132.7 % of Total 3.1% 4.0% 2.9% 3.1 % External Investment Manager $ 29.5 $ 29.5 $ 29.5 $ 29.5 % of Total 0.8% 0.8% 0.7% 0.7 % Total(2) $ 3,771.8 $ 3,726.0 $ 4,237.3 $ 4,295.7

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 28 Portfolio Snapshot – Significant Diversification (cont.) ($ in millions) 12/31/2022 12/31/2023 12/31/2024 3/31/2025 $ Invested - Fair Value Lower Middle Market $ 2,060.5 $ 2,273.0 $ 2,502.9 $ 2,611.0 % of Total 50.3% 53.0% 50.8% 51.7 % Private Loan $ 1,471.5 $ 1,453.5 $ 1,904.3 $ 1,942.2 % of Total 35.9% 33.9% 38.6% 38.4 % Middle Market $ 329.1 $ 243.7 $ 155.3 $ 128.3 % of Total 8.0% 5.7% 3.1% 2.5 % Other Portfolio(1) $ 116.3 $ 142.0 $ 124.1 $ 134.5 % of Total 2.8% 3.3% 2.5% 2.7 % External Investment Manager $ 122.9 $ 174.1 $ 246.0 $ 238.2 % of Total 3.0% 4.1% 5.0% 4.7 % Total(2) $ 4,100.3 $ 4,286.3 $ 4,932.6 $ 5,054.2 % of Total $ Invested in Debt (Cost Basis) Lower Middle Market $ 1,267.7 $ 1,282.8 $ 1,371.3 $ 1,411.8 % of Total Lower Middle Market 73.7% 72.0% 70.8% 70.7 % Private Loans $ 1,457.0 $ 1,391.9 $ 1,863.2 $ 1,880.6 % of Total Private Loan 97.1% 94.7% 95.4% 94.7 % Middle Market $ 376.9 $ 269.2 $ 168.7 $ 118.2 % of Total Middle Market 93.8% 91.4% 86.5% 78.1 % Other Portfolio(1) $ — $ 23.4 $ 1.5 $ 9.9 % of Total Other Portfolio — % 15.7% 1.3% 7.5 % External Investment Manager $ — $ — $ — $ — % of External Investment Manager — % — % — % — % Total(2) $ 3,101.6 $ 2,967.3 $ 3,404.7 $ 3,420.5 % of Total Portfolio(2) 82.2% 79.6% 80.3% 79.6% (1) Other Portfolio investments, as described in MAIN’s SEC filings (2) Excludes MAIN’s short-term portfolio investments as described in MAIN’s SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and March 31, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Portfolio Snapshot – Significant Diversification (cont.) (1) Other Portfolio investments, as described in MAIN’s SEC filings (2) Excludes MAIN’s short-term portfolio investments as described in MAIN’s SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and March 31, 2025 ($ in millions) 12/31/2022 12/31/2023 12/31/2024 3/31/2025 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market $ 1,256.9 $ 1,272.4 $ 1,360.3 $ 1,400.8 % of Total Lower Middle Market 99.1% 99.2% 99.2% 99.2 % Private Loan $ 1,450.6 $ 1,391.9 $ 1,862.9 $ 1,880.3 % of Total Private Loan 99.6% 100.0% 99.9% 99.9 % Middle Market $ 372.3 $ 266.6 $ 163.9 $ 118.2 % of Total Middle Market 98.8% 99.1% 97.2% 99.9 % Other Portfolio(1) $ — $ 23.4 $ 1.5 $ 9.9 % of Total Other Portfolio — % 100.0% 100.0% 100.0 % External Investment Manager $ — $ — $ — $ — % of External Investment Manager — % — % — % — % Total(2) $ 3,079.8 $ 2,954.3 $ 3,388.6 $ 3,409.2 % of Total Portfolio Debt Investments(2) 99.3% 99.6% 99.5% 99.7% % of Total Investment Portfolio(2) 81.7% 79.3% 80.0% 79.4%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 31 Diversified Total Portfolio (as a Percentage of Cost)(1) Invested Capital by Transaction Type Invested Capital by Geography(3) 25% 23% 20% 11% 21% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost (2) Leveraged Buyout / Management Buyout (3) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 3% of the total investment portfolio at cost 19% 33% 45% 3% (2)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 LMM Investment Portfolio 86 portfolio companies / $2.6 billion in fair value • 52% of total investment portfolio at fair value Debt yielding 12.7%(1) (71% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 74% of debt investments earn fixed-rate interest • Approximately 750 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing a 39% average ownership position (29% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 63% of LMM portfolio companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $614.8 million, or $6.93 per share, of cumulative pre-tax net unrealized appreciation as of March 31, 2025 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (1) Includes the LMM portfolio companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve-month period ended March 31, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 33 LMM Investment Portfolio Median LMM portfolio credit statistics(1): • Senior leverage of 2.6x EBITDA through MAIN’s debt position • 3.0x EBITDA to senior interest coverage • Total leverage of 2.6x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $30.4 million at fair value or $23.2 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • MAIN has been invested in 29% (25 different companies) of its LMM portfolio companies for greater than 10 years (representing 12% of total cost basis and 18% of total fair value) • Total LMM investment portfolio at fair value equals 131% of cost • Equity component of LMM portfolio at fair value equals 213% of cost • Majority of LMM portfolio companies have de-leveraged and have experienced equity appreciation – 56 LMM portfolio companies with unrealized appreciation on equity investments – Cumulative net unrealized appreciation on LMM equity investments of $657.9 million LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics MAIN’s long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN’s LMM investment portfolio and drives significant fair value appreciation (1) These credit statistics exclude portfolio companies on non-accrual status and five companies for which EBITDA is not a meaningful metric

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 34 Private Loan Investment Portfolio 90 investments / $1.9 billion in fair value • 38% of total investment portfolio at fair value Average investment size of $22.1 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(1) of Private Loan portfolio is secured debt • Over 99%(1) of Private Loan debt portfolio is first lien term debt Debt yielding 11.4%(2) • 97%(1) of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate Credit Facilities(4) • Over 500 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(4) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) As of March 31, 2025; based on cost (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2025 and is weighted based upon the principal amount of each debt investment as of March 31, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (4) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 35 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Regulatory Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 36 Main Street Capital Corporation Appendix

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 37 MAIN Income Statement Summary (1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase in Net Assets Resulting From Operations (2) Excludes non-cash compensation expenses (3) See Non-GAAP Information disclosures on page 35 of this presentation (4) Change in DNII Margin is based upon the basis point difference (increase/(decrease)) NM – Not Measurable / Not Meaningful Q1 25 vs. Q1 24 ($ in 000s, except per share amounts) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Change(1) Total Investment Income $ 131,606 $ 132,154 $ 136,824 $ 140,442 $ 137,046 4% Expenses: Interest Expense (26,776) (29,161) (33,474) (34,018) (31,168) (16)% G&A Expense(2) (10,458) (10,707) (10,377) (11,086) (11,046) (6)% Distributable Net Investment Income (DNII)(2)(3) 94,372 92,286 92,973 95,338 94,832 —% DNII Margin % 71.7% 69.8% 68.0% 67.9% 69.2% (250) bps (4) Non-Cash Compensation Expenses(3) Share-based Compensation Expense (4,103) (4,883) (4,868) (4,939) (4,842) (18)% Deferred Compensation Expense (462) (103) (509) (43) (180) NM Total Non-Cash Compensation Expenses(3) (4,565) (4,986) (5,377) (4,982) (5,022) (10)% Net Investment Income (NII) 89,807 87,300 87,596 90,356 89,810 —% Net Realized Gain (Loss) (12,367) 3,414 26,382 28,569 (29,545) NM Net Unrealized Appreciation 40,647 23,044 21,738 52,226 63,190 NM Income Tax (Provision) Benefit (10,940) (11,070) (11,709) 3,086 (7,373) NM Net Increase in Net Assets Resulting From Operations $ 107,147 $ 102,688 $ 124,007 $ 174,237 $ 116,082 8% NII Per Share $ 1.05 $ 1.01 $ 1.00 $ 1.02 $ 1.01 (4)% DNII Per Share(3) $ 1.11 $ 1.07 $ 1.06 $ 1.08 $ 1.07 (4)%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 38 MAIN Per Share Change in Net Asset Value (NAV) (1) See Non-GAAP Information disclosures on page 35 and reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 37 of this presentation (2) Includes accretive impact of shares issued through the At-the-Market (ATM) equity issuance program and the Dividend Reinvestment Plan (DRIP) (3) Includes differences in weighted-average shares outstanding utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Beginning NAV $ 29.20 $ 29.54 $ 29.80 $ 30.57 $ 31.65 Distributable Net Investment Income(1) 1.11 1.07 1.06 1.08 1.07 Non-Cash Compensation Expenses(1) (0.06) (0.06) (0.06) (0.06) (0.06) Net Realized Gain (Loss) (0.15) 0.04 0.30 0.32 (0.33) Net Unrealized Appreciation 0.49 0.27 0.25 0.59 0.71 Income Tax (Provision) Benefit (0.13) (0.13) (0.13) 0.03 (0.08) Net Increase in Net Assets Resulting From Operations 1.26 1.19 1.42 1.96 1.31 Regular Monthly Dividends to Shareholders (0.720) (0.72) (0.74) (0.735) (0.750) Supplemental Dividends to Shareholders (0.300) (0.30) (0.30) (0.30) (0.30) Accretive Impact of Stock Offerings(2) 0.05 0.23 0.33 0.08 0.08 Net Issuance of Restricted Stock — (0.17) — — — Other(3) 0.05 0.03 0.05 0.075 0.040 Ending NAV $ 29.54 $ 29.80 $ 30.57 $ 31.65 $ 32.03 Weighted-Average Shares Outstanding 85,138,530 86,194,092 87,459,533 88,406,094 88,711,015

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 39 MAIN Balance Sheet Summary (1) The defined term and additional details for the Credit Facilities are included on page 18 (2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes ($ in 000s, except per share amounts) Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 LMM Portfolio Investments $ 2,361,511 $ 2,439,993 $ 2,468,794 $ 2,502,872 $ 2,610,960 Private Loan Portfolio Investments 1,519,538 1,747,502 1,883,291 1,904,324 1,942,178 Middle Market Portfolio Investments 238,553 183,965 178,194 155,329 128,317 Other Portfolio Investments 139,782 179,491 162,405 124,144 134,514 External Investment Manager 185,260 186,560 218,370 246,000 238,170 Short-term Investments 103,383 — — — — Cash and Cash Equivalents 114,984 30,472 84,421 78,251 109,180 Other Assets 95,807 189,352 99,302 110,421 110,066 Total Assets $ 4,758,818 $ 4,957,335 $ 5,094,777 $ 5,121,341 $ 5,273,385 Credit Facilities(1) $ 323,000 $ 625,000 $ 460,000 $ 384,000 $ 514,000 SBIC Debentures 281,013 280,617 343,122 343,417 343,711 Notes Payable(2) 1,444,402 1,292,451 1,396,368 1,394,954 1,395,468 Other Liabilities 194,433 180,311 203,033 201,132 180,073 Net Asset Value (NAV) 2,515,970 2,578,956 2,692,254 2,797,838 2,840,133 Total Liabilities and Net Assets $ 4,758,818 $ 4,957,335 $ 5,094,777 $ 5,121,341 $ 5,273,385 Total Portfolio Fair Value as % of Cost 115% 115% 115% 116% 118 % Common Stock Price Data: High Close $ 47.31 $ 50.88 $ 52.25 $ 58.58 $ 63.10 Low Close 43.45 46.68 47.05 49.95 54.71 Quarter End Close 47.31 50.49 50.14 58.58 56.56

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 40 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation Board of Directors Quanta Services, Inc. J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais EVP, General Counsel & Secretary Nicholas T. Meserve Managing Director Ryan R. Nelson Chief Financial Officer Ryan H. McHugh Chief Accounting Officer Kristin L. Rininger Chief Compliance Officer & Deputy General Counsel Research Coverage Sean-Paul Adams B. Riley Securities (415) 229-4851 Robert J. Dodd Raymond James (901) 579-4560 Douglas Harter UBS (212) 882-0080 Mark Hughes Truist Securities (615) 748-4422 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent Equiniti Trust Co. Tel: (800) 937-5449 www.equiniti.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Ryan R. Nelson Chief Financial Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais, EVP, General Counsel & Secretary Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information